Exhibit 3.49

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:16 PM 09/07/2010

FILED 01:51 PM 09/07/2010

SRV 100887777 - 4868652 FILE

CERTIFICATE OF FORMATION

OF

SOUTHEAST MEDICAL SOLUTIONS RX, LLC

This Certificate of Formation is being executed for the purpose of forming a limited liability company under Section 18-201 of the Delaware Limited Liability Company Act.

1. The name of the limited liability company is Southeast Medical Solutions RX, LLC.

2. The address of the registered office of the limited liability company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the registered agent for service of process on the limited liability company at such address is National Registered Agents, Inc.

Executed this 7th day of September, 2010.

By:	/s/ Danielle Whitley
Name: Danielle Whitley
Title: Authorized Signatory

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:04 PM 03/31/2011

FILED 1202 PM 03/31011

SRV 110363835 - 4868652 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

1. Name of the limited liability company: Southeast Medical Solutions RX, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is Stat Rx USA, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 30th day of March, 2011.

By:	/s/ Joshua H. DeRienzis
Joshua H. DeRienzis, Authorized Person